UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 6, 2026

ESG Inc.
(Exact name of registrant as specified in its charter)

Nevada	333-259772	87-1918342
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

433 East Hillendale Rd. Chadds Ford, PA	19317
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	267-467-5871

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Item 1.01 Entry into a Material Definitive Agreement.

On February 8, 2026 (the “Effective Date”), ESG Inc. (the “Company”) entered into an Intellectual Property & Brand License Agreement (the “License Agreement”) with Moku Foods, Inc. (“Moku”). Pursuant to the License Agreement, Moku granted the Company an exclusive, royalty-free license to use certain trademarks, service marks, and brand assets (the “Licensed IP”) for mushroom snack products in North America and Asia. The License Agreement has an initial term of ten (10) years.

The License Agreement contains customary protections for the Company regarding the Licensed IP. Specifically, it acknowledges that the Licensed IP is subject to a pre-existing security interest held by a third-party financial institution. To mitigate potential risks, the Agreement provides the Company with specific “Step-In Rights” and escrow protections in the event of any enforcement action by such third party, ensuring the Company’s ability to maintain operations or acquire the assets under specified conditions.

The foregoing description is qualified in its entirety by reference to the License Agreement, filed as Exhibit 10.1.

Item 2.04 Triggering Events That Accelerate or Increase a Direct Financial Obligation.

In connection with the Company's ongoing efforts to manage its balance sheet and capitalize on the License Agreement described in Item 1.01, the Company has addressed certain outstanding obligations under the Promissory Note dated August 6, 2025, held by Labrys Fund II, L.P. (the “Note”).

The Company did not satisfy the 180-day amortization payment required under the Note. This triggered the Holder’s right to convert the outstanding balance into common stock at the default conversion price (90% of the lowest closing bid price). To satisfy the obligation, the Holder has elected to convert a portion of the Note into equity on February 6, 2026, as further described in Item 3.02. This conversion allows the Company to reduce its cash debt obligations as it pivots toward the execution of the Moku License Agreement.

Item 3.02 Unregistered Sales of Equity Securities.

Moku License Consideration. On February 8, 2026, in connection with the Intellectual Property & Brand License Agreement (the “License Agreement”) with Moku Foods, Inc. (“Moku”), the Company issued 23,131 shares of its common stock into a book-entry escrow/suspense account as contingent consideration with a stated value of $100,000. The number of shares was determined based on a per-share price equal to 80% of the average closing price of the Company’s common stock for the five (5) trading days immediately preceding the execution date of the License Agreement, with fractional shares rounded down.

Labrys Note Conversion. On February 6, 2026, Labrys Fund II, L.P. (“Labrys”) converted $11,720.52 of accrued interest and fees under the Company’s self-amortizing promissory note dated August 6, 2025, and the Company issued 2,800 shares of common stock to Labrys at a conversion price of $4.1859 per share.

The foregoing securities were issued without registration under the Securities Act of 1933, as amended, in reliance on Section 3(a)(9) thereof; alternatively, the issuance was exempt under Section 4(a)(2).

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Intellectual Property & Brand License Agreement, dated February 8, 2026.

Forward-Looking Statements

This Current Report on Form 8-K contains statements that constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934, and the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on current expectations, estimates, and projections about future events and are not guarantees of future performance. Words such as “anticipates,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” and similar expressions are intended to identify such forward-looking statements.

These forward-looking statements include, among others, statements regarding: (i) the Company’s ability to successfully integrate and commercialize the Licensed IP under the License Agreement with Moku; (ii) the anticipated benefits of the License Agreement, including market expansion into North America and Asia; (iii) the effectiveness of protective "Step-In Rights" and escrow arrangements in mitigating third-party lien risks; (iv) the impact of the Labrys Note conversion on the Company’s capital structure and liquidity; and (v) the Company’s future operating results and business strategy.

Forward-looking statements are subject to risks, uncertainties, and assumptions that are difficult to predict. Actual results may differ materially from those expressed or implied by such statements. Factors that could cause actual results to differ include, among others: the Company’s ability to generate revenue from the Licensed IP; the risk of enforcement actions by Moku’s creditors against the Licensed IP; the dilutive effect of future debt conversions; potential disputes regarding milestone-based share releases; and other factors described in the Company’s Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q.

Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this report. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

By: /s/ Zhi (Thomas) Yang
Name: Zhi (Thomas) Yang
Title: Chief Executive Officer
Date: February 9, 2026

4